Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

U.S. GOLD CORP.
AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

1. Award of Restricted Stock Units. Pursuant to the U.S. Gold Corp. Amended and Restated 2020 Stock Incentive Plan, as amended (the “Plan”), for employees, officers, consultants, independent contractors, and non-employee Directors of U.S. Gold Corp., a Nevada corporation (the “Company”), the Company grants to [NAME] (“Participant”) an Award under the Plan for [Number of Units] Restricted Stock Units (the “Awarded Units”), which may be converted into the number of Shares of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The “Date of Grant” of this Restricted Stock Unit Award is January 21, 2026. Each Awarded Unit shall be a notional or phantom interest, with the value of each Awarded Unit being equal to the Fair Market Value of a Share at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee, as applicable, and communicated to the Participant in writing.

3. Vesting; Time of Delivery of Shares.

a. The Awarded Units shall become vested on the first anniversary of the Date of Grant, provided the Participant remains in continuous service with the Company or Affiliate through that date. Once vested, an Awarded Unit will be referred to herein as a “Vested RSU.”

b. Subject to the provisions of the Plan and this Agreement (including Section 24 hereof), the Company shall convert the Vested RSUs into an equal number of whole Shares and shall deliver such Shares to the Participant or the Participant’s personal representative as soon as administratively practicable following, and in no event later than sixty (60) days after, the first to occur of the following: (i) a “change in control event,” or (ii) the Participant’s “separation from service” (each as defined in regulations under Section 409A of the Code). Notwithstanding the foregoing, if Vested RSUs are to be settled in connection with a “change in control event,” the Committee may elect to settle such Vested RSUs in cash rather than in Shares. In that case, the Company will pay to the Participant or the Participant’s personal representative the Fair Market Value (determined as of the date of the “change in control event”) of the number of Shares otherwise issuable hereunder. Any such change to the form of payment will not alter the time of payment hereunder.

4. Forfeiture of Awarded Units. Upon termination of the Participant’s service with the Company or any Affiliate for any reason, any Awarded Units that are not then Vested RSUs shall be then forfeited. Upon termination of the Participant’s service with the Company or any Affiliate for cause (as defined in any employment or similar service agreement between the Participant and the Company or an Affiliate, or in the absence of any such definition or agreement, then as determined in the Committee’s discretion), the Participant shall be deemed to have forfeited all of the Participant’s Awarded Units (including forfeiture of all Vested RSUs). Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Units shall cease and terminate, without any further obligations on the part of the Company.

5. Who May Receive Converted Awarded Units. During the lifetime of the Participant, payment in respect of Vested RSUs may only be received by the Participant or his legal representative. If the Participant dies prior to the date his Vested RSUs are settled, as described in Section 3 above, payment in respect of such Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6. No Fractional Shares. Awarded Units may be converted only with respect to whole Shares, and no fractional Shares shall be issued.

7. Nonassignability. The Awarded Units are not assignable or transferable by the Participant except by the laws of descent and distribution.

8. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any Shares issuable pursuant to this Agreement until the issuance of a certificate or certificates to the Participant or the registration of such Shares in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates or the registration of such Shares in the Participant’s name. The Participant, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the Shares.

9. Adjustment of Number of Awarded Units and Related Matters. The number of Shares covered by the Awarded Units shall be subject to adjustment in accordance with Section 4(c) of the Plan.

10. Specific Performance. The Participant acknowledges that remedies at law will be inadequate remedies for breach of this Agreement by Participant and consequently agrees that this Agreement shall be enforceable by the Company by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the Company under this Agreement.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any Shares to the Participant hereunder, if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws.

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12. Investment Representation. By execution of this Agreement, the Participant represents and warrants to the Company that all Shares which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

13. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee, officer, consultant, independent contractor, or Director, or to interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant as an Eligible Person at any time.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

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19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20. Modification. No change or modification of this Agreement that adversely affects the Participant shall be valid or binding unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan. The parties acknowledge and agree that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder, and that any such change or modification shall not be deemed to adversely affect the Participant.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

U.S. Gold Corp.
1910 E. Idaho Street, Suite 102-Box 604
Elko, Nevada 89801
	Attn:	Eric Alexander
	Email:	ea@usgoldcorp.gold

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

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24. Section 409A; Six Month Delay.

a. Notwithstanding anything herein to the contrary, in the case of settlement of Vested RSUs on account of any “separation from service” (other than death), if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, the settlement of Vested RSUs hereunder will be delayed until the earlier of (i) the date which is six months and one day following the Participant’s “separation from service” or (ii) the date of death of the Participant.

b. Notwithstanding anything herein to the contrary, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Committee may elect to terminate and liquidate the Awarded RSUs on an accelerated basis.

c. The Awarded Units are intended to be compliant with Section 409A of the Code and this Agreement should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of the Awarded Units.

25. Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Affiliate (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Affiliate) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of settlement, require the Participant receiving payment in respect of Vested RSUs pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Arrangements for such payments shall be required to be made prior to the date on which such tax is required to be withheld. Such payment may be made by the Participant: (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon settlement of such Vested RSUs with a Fair Market Value equal to the amount of such taxes required to be withheld (subject to any limitations required by the Financial Accounting Standards Board’s ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares, other than Shares issuable upon settlement of such Vested RSUs, with a Fair Market Value equal to the amount of such required tax withholdings; or (c) delivering cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold a number of Shares to be delivered upon the settlement of the Vested RSUs with an aggregate Fair Market Value that equals the required tax withholding obligations of the Company.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

U.S. Gold Corp.

By:
Name:	Eric Alexander
Title:	Chief Financial Officer

PARTICIPANT:

Name:
Address:

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